Exhibit 15.1
[Conyers Dill & Pearman Letterhead]
24 September 2007

Focus Media Holding Limited	DIRECT LINE: 2842 9556
28-30/F Zhao Feng World Trade Building	E-MAIL: christopher.bickley@conyersdillandpearman.com
369 Jiangsu Road	OUR REF: RH/M#670853/D#214021(HK)
Shanghai 100032	YOUR REF:
China
Attention: Mr. Alex Yang
Dear Sirs:
We hereby consent to the reference to our firm under the heading “Taxation — Cayman Islands” in the annual report on Form 20-F for the fiscal year ended December 31, 2006 of Focus Media Holding Limited to be filed with the Securities and Exchange Commission on or about 24 September, 2007.
Yours faithfully,
/s/ Conyers Dill & Pearman
Conyers Dill & Pearman